EXHIBIT 10.2
                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT is made and entered into this 8th day of October, 1997 by and between QPQ Corporation., a Florida corporation ("QPQ"), and Darren Apel ("Apel") and Dr. Roy Bresky ("Bresky") and Louis Zanette ("Zanette") and Atlas, Pearlman, Trop & Borkson, P.A. (the "Escrow Agent"). Apel, Bresky and Zanette are sometimes hereinafter referred to as the "Shareholders."

      WHEREAS, Zanette is a party to that certain Agreement (the "Torland Agreement") between Lator International, Inc. ("Lator") and the shareholders of 9006-1474 Quebec Inc. d/b/a Torland ("Torland"), whereby Zanette has agreed, upon the satisfaction of certain conditions, to exchange 100 shares of Torland common stock (the "Torland Stock") for 12,000 shares of Lator common stock, as more fully described in such agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by such reference, the result of which will be that upon closing Lator shall become the owner of 100% of the issued and outstanding capital stock of Torland.

      WHEREAS, QPQ, Apel, Bresky and Zanette are parties to that certain Agreement and Plan of Reorganization of even date herewith (the "Reorganization Plan") whereby they have each agreed to exchange shares of stock of Lator beneficially owned, or in the case of Zanette to be beneficially owned, by them for shares of QPQ Series A Preferred Stock (the "QPQ Preferred Stock") as more fully described in the agreement which is attached hereto as Exhibit B and incorporated herein by such reference, the result of which will be that upon closing QPQ shall become the owner of 100% of the issued and outstanding capital stock of Lator.

      WHEREAS, pursuant to Section 6 of the Reorganization Plan, QPQ and the Shareholders propose to establish an escrow account with the Escrow Agent in which the Torland Stock to be exchanged by Zanette pursuant to the terms of the Torland Agreement, as well as the QPQ Preferred Stock to be issued to Zanette pursuant to the terms of the Reorganization Plan (the "QPQ Zanette Stock") , shall be deposited pending the closing of such transactions.

      WHEREAS, the Escrow Agent is willing to establish an escrow for such shares upon the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual convents and promises herein contained and other good and valuable consideration, it is agreed as follows:









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      1.    RECITALS. The foregoing recitals are true and correct.

      2. ESTABLISHMENT OF ESCROW. By execution of this Agreement, the parties hereto agree to establish an escrow account (the "Escrow Account") at the principal office of the Escrow Agent.

      3. ESCROW PERIOD. The period of the escrow (the "Escrow Period") shall commence upon the execution of this Agreement and shall terminate (the "Termination") upon the earlier to occur of the following dates:

            a.    The closing of the Torland Agreement pursuant to its terms; or

            b.    December 31, 1997.

During the Escrow Period, Zanette shall remain the record and beneficial owner of the Torland Stock, but shall have no ownership rights in or to the QPQ Zanette Stock, including any rights as a shareholder of QPQ or Lator.

      4. DEPOSIT OF TORLAND STOCK AND ZANETTE LATOR STOCK INTO ESCROW. Upon execution of this Agreement Zanette shall deliver a certificate to the Escrow Agent representing the Torland Stock, duly endorsed for transfer to Lator, and QPQ shall deliver to the Escrow Agent a certificate representing the QPQ Zanette Stock.

      5.    DISBURSEMENTS FROM THE ESCROW ACCOUNT.

      a. In the event that the Escrow Agent receives written confirmation signed by QPQ and all of the Shareholders of the occurrence of Section 3(a) prior to the Termination of the Escrow Period (the "Closing Confirmation"), the Escrow Agent shall disburse in a timely manner to each of Zanette and QPQ his or its respective certificates being held in Escrow, specifically the certificate representing the Torland Stock shall be delivered to QPQ and the certificate representing the QPQ Zanette Stock shall be delivered to Zanette.

      b. In the event that the Escrow Agent has not received written confirmation from QPQ and all of the Shareholders that Section 3(a) has occurred prior to the Termination of the Escrow Period, the Escrow Agent shall advise QPQ and the Shareholders in writing of such fact and QPQ's Board of Directors shall, immediately upon receipt of such notice from the Escrow Agent, by resolution, instruct QPQ's transfer agent to immediately cancel the QPQ Zanette Stock. The Escrow Agent shall thereafter return the canceled QPQ Zanette Stock certificate to QPQ and the Torland Stock certificate to Zanette.











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      c.    Upon the  disbursement of all certificates in accordance with either
(a) or (b) above, the Escrow Agent will have no further responsibility with respect to the certificates so disbursed, and upon disbursement in accordance with said paragraphs, will have no further responsibility under this Agreement.

      6. RIGHTS, DUTIES AND RESPONSIBILITIES OF THE ESCROW AGENT. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

      a. The Escrow Agent shall not be responsible for the performance of QPQ and/or the Shareholders of their obligations under this Agreement.

      b. The Escrow Agent shall have the right to act in reliance upon the Closing Confirmation believed by it in good faith to be genuine. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to execute the Closing Confirmation.

      c. In the event the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instruction with respect to the Escrow which, in its sole opinion, are in conflict with any provision of this Agreement, it shall be entitled to hold the certificates n the Escrow Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the certificates in the registry of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon so depositing the certificates and filing the complaint and interpleader, the Escrow Agent shall be completely discharged and released from further liability. The parties hereto do hereby submit themselves to the jurisdiction of said court.

      d. The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its bad faith, gross negligence or willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in reasonable reliance upon the advice of such counsel. Any reasonable expenses incurred by Escrow Agent in connection with such consultation shall be reimbursed by QPQ.

      e. The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the certificates or to file any financing statement under the Uniform Commercial Code with respect to such certificates.











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      7.    AMENDMENT;  RESIGNATION.  This  Agreement  may be altered or amended only with the written consent of QPQ, the Shareholders and the Escrow Agent. The Escrow Agent may resign as escrow agent at any time upon ten (10) days prior written notice to QPQ and the Shareholders. In the case of the Escrow Agent's resignation its only duty shall be to hold and dispose of the certificates in accordance with the original provisions of this Agreement until a successor escrow agent shall be appointed and written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by QPQ and the Shareholders, whereupon the Escrow Agent's only duty shall be to deliver to the successor escrow agent the certificates.

      8. FEES AND EXPENSES. The Escrow Agent shall be entitled to its customary hourly fee as charged to QPQ when rendering legal services to QPQ for its services hereunder. All fees relating to this Agreement are payable by QPQ.

      9. INDEMNIFICATION. QPQ and the Shareholders (herein, jointly and severally, the "Indemnitors") agree to indemnify the Escrow Agent and its officers, directors, agent, employees and stockholders (herein, jointly and severally, the "Indemnitiees") against and hold them harmless of and from, any and all loss, liability, costs, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought by any third party against the Indemnitees, arising out of or relating in any way to this Agreement or any transactions to which this Agreement relates. The expenses of one separate counsel for the Indemnitiees shall be borne by the Indemnitors, jointly and severally.

      10. GOVERNING LAW AND ASSIGNMENT. Nothing is this Agreement is intended to or shall confirm upon anyone other than the parties hereto any legal or equitable right, remedy or claim. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that no assignment or transfer may be made by any part of its rights under this Agreement or with respect to the certificates unless the other parties shall have consented in writing to such assignment or transfer.

      11.   MISCELLANEOUS.

            (a) Each of the parties hereto will bear its own legal fees and other expenses in connection with the transactions contemplated by this Agreement.

            (b) If any term or provision of this Agreement or any exhibits thereto or the application thereof to any person, property or circumstances











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shall to any extent be invalid or unenforceable, the remainder of this Agreement or the exhibits thereto or the application or such term or provision to person, property or circumstances other than those as to which it is invalid and unenforceable shall not be affected thereby, and each term and provision of this Agreement or the exhibits thereto shall be valid and enforced to the fullest extent permitted by law.

            (c) Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to QPQ:                 7777 Glades Road
                           Suite 211
                           Boca Raton, Florida 33433
                           Attention: C. Lawrence Rutstein, President

If to the Shareholders:    6480 Via Rosa
                           Boca Raton, Florida  33433

With a copy to:            Robert S. Claire, Esq.
                           Selman & Claire, P.A.
                           7280 W. Palmetto Park Road
                           Suite 106
                           Boca Raton, Florida  33433

and                        Richard F. Wolf, Esq.
                           Bondy Baker Wolf
                           72 Talbot Street North
                           Essex, Ontario NBM1A2

If to Escrow Agent:        Atlas, Pearlman, Trop & Borkson, P.A.
                           200 East Las Olas Boulevard
                           Suite 1900
                           Fort Lauderdale, Florida  33301
                           Attention:  Charles B. Pearlman, Esq.


except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.












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            (d)   This Agreement,  including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors but shall not inure to the benefit of anyone other than the parties signing this Agreement and their respective successors.

            (g) The parties have either (i) been represented by independent legal counsel in connection with the negotiations and execution of this Agreement, or (ii) each has had the opportunity to obtain independent legal counsel, has been advised that it is in their best interests to do so and by execution of this Agreement has waive the right.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                    QPQ Corporation

                                    By:
                                       --------------------------------------
                                          C. Lawrence Rutstein, President


                                    -----------------------------------------
                                    Darren Apel


                                    -----------------------------------------
                                    Dr. Roy Bresky


                                    -----------------------------------------
                                    Louis Zanette

                                    Atlas, Pearlman, Trop & Borkson, P.A.

                                    By:
                                       --------------------------------------
                                          Charles B. Pearlman, Esq.


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